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                                            FILED PURSUANT TO RULE 424(b)(3)
                                            REGISTRATION NO. 333-43522




                            PRICING SUPPLEMENT NO. 3

                                     TO THE

                        PROSPECTUS DATED AUGUST 28, 2000

              AND THE PROSPECTUS SUPPLEMENT DATED SEPTEMBER 6, 2000

                              UNIVERSAL CORPORATION

                                  $400,000,000

                           MEDIUM-TERM NOTES, SERIES B




The notes being purchased have the following terms:

PRINCIPAL AMOUNT: $4,000,000

STATED MATURITY:  November 21, 2007

SPECIFIED CURRENCY: U.S. Dollars

FIXED INTEREST RATE: 8.50% per annum


ORIGINAL ISSUE DATE:  November 21, 2000

CUSIP:  91345H AH 8

PRICE TO PUBLIC %:  100.00

AUTHORIZED DENOMINATIONS: Minimum denominations of $1,000 and integral multiples thereof.

AGENT:  BB & T Capital Markets, a division of Scott & Stringfellow, Inc.

AGENTS' COMMISSION: 0.600%

NET PROCEEDS TO UNIVERSAL CORPORATION:  $3,976,000


         THIS OFFERING IS SUBJECT TO REOPENING AT A LATER TIME TO OFFER ADDITIONAL NOTES HAVING THE SAME TERMS AS THE NOTES BEING PURCHASED.
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DEPOSITARY:  DTC

FORM OF NOTE:

         - global registered book-entry form only:  Yes
         - non-global form available: Upon certain events as described in the Prospectus
         - bearer note:  No

REDEMPTION AND REPAYMENT: Not redeemable or repayable prior to stated maturity


FIXED RATE SECURITIES:

         - annual rate: 8.50%
         - interest payment dates: Each May 21 and November 21, commencing
           May 21, 2001
         - regular record date: Close of business on each April 15 or October 15 (whether or not a Business Day) immediately preceding an interest payment date

DEFEASANCE AND COVENANT DEFEASANCE:

         The Company may effect defeasance or covenant defeasance with respect to the notes upon meeting certain conditions as described in the Prospectus.


OTHER INFORMATION:

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of the Prospectus, the Prospectus Supplement or this Pricing Supplement. Any representation to the contrary is a criminal offense.

         Terms used and not defined herein but defined in the Prospectus Supplement and Prospectus are used herein as therein defined.



                              UNIVERSAL CORPORATION

                   Pricing Supplement dated November 16, 2000